UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2018

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 8, 2018, the Company’s wholly-owned subsidiary, LogMeIn USA, Inc. (the “Buyer”), entered into a definitive agreement to acquire all of the outstanding equity of Jive Communications, Inc. (“Jive”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2018, by and among the Buyer, Jazz Merger Sub, Inc., a wholly owned subsidiary of the Buyer, Jive and Fortis Advisors LLC, in its capacity as Representative. On April 3, 2018, the acquisition was completed, and Jive became a wholly owned subsidiary of the Buyer. The Buyer paid a purchase price of approximately $342 million in cash, subject to a working capital adjustment following the closing. In addition, the Buyer is expected to pay up to $15 million in cash contingency retention payments to certain employees of Jive upon the achievement of specified retention milestones over the two-year period following the closing.

The Company funded the purchase price through a combination of existing cash on-hand and a $200 million revolving loan borrowed pursuant to its existing credit agreement, as described below under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2018, the Company borrowed $200 million (the “Loan”) under the Company’s existing multi-currency Amended and Restated Credit Agreement, dated as of February 1, 2017 (the “Credit Agreement”) by and between the Company and a syndicate of banks for which JPMorgan Chase Bank, N.A. acted as the Administrative Agent, Joint Bookrunner and Joint Lead Arranger, Wells Fargo Securities, LLC and RBC Capital Markets acted as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, and Silicon Valley Bank, Citizens Bank, N.A., Bank of America, N.A. and SunTrust Bank acted as Documentation Agents. The Loan bears interest at a variable rate which resets every 1 month to 6 months, depending on the rate and period selected by the Company, as described below. As of April 2, 2018, the annual rate on the Loan was 3.13% (which will reset on May 3, 2018).

Pursuant to the terms of the Credit Agreement, interest rates for U.S. Dollar loans under this credit facility are determined, at the option of the Company, by reference to a Eurodollar rate or a base rate, and range from 1.25% to 2.00% above the Eurodollar rate for Eurodollar-based borrowings or from 0.25% to 1.00% above the defined base rate for base rate borrowings, in each case based upon the Company’s total leverage ratio. The applicable interest rates are currently at the lowest rate in each range. A quarterly commitment fee on the undrawn portion of the credit facility is also required, ranging from 0.15% to 0.30% per annum, based upon the Company’s total leverage ratio.

As previously disclosed, the credit facility is available to the Company on a revolving basis through February 1, 2022. The Company may prepay loans or terminate or reduce its commitments in whole or in part at any time, without premium or penalty, subject to certain conditions and costs in the case of Eurodollar rate loans. The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, change the nature of their business, make investments and acquisitions, pay dividends or make distributions, or enter into certain transactions with affiliates, in each case subject to customary and other exceptions for a credit facility of this size and type, each as further described in the Credit Agreement. The Credit Agreement also contains events of default including, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all unpaid and overdue amounts (including principal, interest and fees) under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate or 2.00% above the defined base rate.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, Dated February 7, 2018, by and among LogMeIn USA, Inc., Jazz Merger Sub, Inc., Jive Communications, Inc. and Fortis Advisors LLC, in its capacity as Representative.*

10.1	Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among LogMeIn, Inc., each of the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Bookrunner and Joint Lead Arranger, Wells Fargo Securities, LLC and RBC Capital Markets as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, and Silicon Valley Bank, Citizens Bank, N.A., Bank of America, N.A. and SunTrust Bank, as Documentation Agents (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by LogMeIn, Inc. on February 1, 2017).

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any exhibit or schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: April 3, 2018	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel and Secretary